Loan Guarantee and Development Agreement

This Loan Guarantee and Development Agreement (“Agreement”) dated September 8, 2011 (the “Effective Date”), by and between Numab AG, a corporation formed under the laws of Switzerland with an address of c/o Penta Treuhand GmbH, Glärnischstrasse 13, 8800 Thalwil (“Numab”) and Sucampo AG, a corporation formed under the laws of Switzerland with an address of Graben 5, CH-6300 Zug, Switzerland (“Sucampo”) (each a “Party” and collectively, the “Parties”).

WHEREAS, Numab possesses proprietary technology and has the know-how to discover high-affinity antibodies and stable antibody fragments and to develop such protein therapeutics until clinical proof of concept;

WHEREAS, Sucampo is interested in engaging Numab to develop antibodies against certain selected targets in order to obtain a product candidate to be the subject of further preclinical and clinical research in accordance with the terms set forth herein; and

WHEREAS, in partial consideration for certain services as described herein, Sucampo will provide a loan guarantee to secure Numab's financing to enable Numab to begin its operations and provide such services to Sucampo.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

1.	Definitions

1.1	“Affiliate” shall mean any company, corporation or other form of legal entity which controls, is controlled by or is under common control with a Party, whereby "control" means ownership of 50% or more of the securities or other ownership interest representing the equity of an entity or the power to exercise 50% or more of the voting securities in an entity or otherwise the power to control or direct the management of an entity.

1.2	“Antibody/ies” shall mean antibody/ies or antibody derivative(s), which also includes antibody fragments and bispecific antibody formats

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1.3	“CDA” shall mean the Confidential Disclosure Agreement dated March 1, 2011 by and between the Parties (with Numab at that time having a provisional pre-registration name of B1 Biotherapeutics).

1.4	"Co-exclusive" and "Co-exclusivity" shall mean the right of a Party and one (but not more) other party, including the other Party, to use and exploit, including the right to sub-license, the respective Intellectual Property Rights and other rights for which Co-Exclusivity is agreed upon.

1.5	“Commercialization Agreement” shall mean an agreement between Sucampo and Numab with respect to the further development and commercialization of one or more Compounds and in accordance with Section 6.2.

1.6	“Commercialization Criteria” shall mean criteria mutually agreed for each Discovery Project and shall include IP and exclusivity assurances acceptable to Sucampo.

1.7	“Commercialization Option” shall mean an option granted by Numab to Sucampo to enter into a Commercialization Agreement with respect to a Compound according to the terms as set forth below in Section 6.2.

1.8	“Commercialization Option Period” shall mean, with respect to each Discovery Project, the period beginning with the payment of the applicable Success Fee and ending the later of (i) nine (9) months after the IND Ready Criteria were achieved for the respective Discovery Project; or (ii) six (6) months after Sucampo’s obligations under the Loan Guarantee end, during which Sucampo may exercise its Commercialization Option for the given Discovery Project.

1.9	“Compound Patents” shall have the meaning set forth in Section 8.2.2.

1.10	“Confidential Information” shall mean any business, financial, marketing, technical, scientific or other information or, including samples, that is disclosed by one (the “Disclosing Party”) to the other Party (the “Recipient”) under the CDA or this Agreement, but shall not include information (a) that previously to the disclosure by the Disclosing Party was known to the Recipient free of any obligation towards the Disclosing Party to keep it confidential, (b) which becomes generally available to the public through no wrongful act of the Recipient; (c) that is rightfully received from a third party under no obligation of confidence to such third party; or (d) that is independently developed by the Recipient without reference to information which has been disclosed pursuant to this Agreement or under the CDA.

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Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means.

1.11	“Compound” shall mean an Antibody to a Sucampo Target.

1.12	“Discovery Project” shall mean activities to meet the IND Ready Criteria for a Compound.

1.13	“Discovery Project No. 1” shall have the meanings set forth in Section 4 below.

1.14	“Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.

1.15	“Escrowed Targets” shall mean the Targets identified and deposited in escrow pursuant to Section 3.4.3 below.

1.16	“FTE Rate” shall mean the yearly costs for a Full Time Equivalent (total yearly cost for a lab employee including overhead, standard consumables, infrastructure costs and equipment costs). The […***…] as of the Effective Date and shall be adjusted yearly according to the inflation index as published by the Swiss Federal Office for Statistics (Bundesamt für Statistik; Landesindex der Kosumentenpreise).

1.17	“Indebtedness” shall mean any form of debt financing, loan, credit line or the like provided by a third party, but shall exclude any form of equity financing, leasing or supplier credits.

1.18	“IND Ready Criteria” shall mean objective specifications defining ex vivo primary pharmacodynamic and biophysical characteristics that will be agreed upon between the Parties for an Antibody against a Sucampo Target. The IND Ready Criteria shall be included in each Research Plan. IND Ready Criteria shall be defined such that it supports subsequent preclinical development including current Good Manufacturing Practice (cGMP) manufacturing process development and preclinical safety and toxicology studies to satisfy the Investigational New Drug (IND) requirements for biologics in accordance with the US Food and Drug Administration (FDA) or other regulatory authority current regulations and/or guidance. Finally, Antibodies produced in a generic lab scale process according to Section 3.9.2 could possibly be used for non-Good Laboratory Practice (GLP) in vitro and animal studies to assess pharmacokinetic and pharmacology.

1.19	“Intellectual Property Rights” means: (i) any and all European and/or foreign patent applications, letters patent, patents, or any division, continuation, continuation-in-part, reissue, or extension thereof, and any applications (including provisional applications) therefore; (ii) any and all trade secrets, know-how, and trade secret rights arising under the laws of Switzerland and/or laws of foreign countries; and (iii) all rights pursuant to (i) and (ii) hereinbefore as may hereafter come into existence, and all renewals and extensions thereof, regardless of whether such rights arise under the laws of Switzerland or any other state, country or jurisdiction.

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1.20	“Joint Scientific Committee” or “JSC” shall be the joint committee to be established by the Parties and with the tasks and responsibilities as set forth in Section 3.1 below.

1.21	“Loan” shall mean the financing obtained by Numab from a bank or other institution reasonably acceptable to Sucampo in an amount not greater than CHF 5 million at a market rate of interest and for a term not to exceed five (5) years.

1.22	“Loan Agreement” shall mean the agreement between Numab and any bank or other institution for the Loan, a copy of which shall be provided to Sucampo by Numab as per Section 12.10 hereunder within two (2) business days of the completed execution of the Loan Agreement.

1.23	“Loan Guarantee” shall mean the cash collateral to be provided by Sucampo for the Loan reasonably acceptable in form and substance to Sucampo.

1.24	“Maximally Available Target Exclusivity” shall have the meaning as set forth in Section 3.3.4.

1.25	“New IND Ready Criteria” shall mean modified criteria that are mutually defined in the event that the IND Ready Criteria for a given Discovery Project were not met.

1.26	“Numab” shall have the meaning set forth in the first paragraph of this Agreement.

1.27	“Party”/“Parties“ shall have the meaning set forth in the first paragraph of this Agreement.

1.28	“Reasonable Best Efforts” shall mean at least the same effort as a pharmaceutical company with comparable financial, personnel and operating resources applies to develop one of its own products and the same effort that a pharmaceutical drug development company with comparable financial, personnel and operating resources would apply to develop a product containing the Compound or compound.

1.29	“Research Plan” shall mean a written plan that details the activities to be performed for a Discovery Project.

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1.30	“Restricted Target(s)” shall mean a Target that cannot be a Sucampo Target or a Target for which full exclusivity is not available for Sucampo as set forth in Section 3.4.

1.31	“Sucampo Target(s)” shall mean Target(s) chosen by Sucampo in its exercise of a Target Option.

1.32	“Sucampo Patents” shall have the meaning set forth in Section 8.2.1.

1.33	“Success Fee” shall mean payment to be made by Sucampo to Numab after the IND Ready Criteria for a given Discovery Project were achieved in accordance with Section 5.

1.34	“Target” shall mean a secreted or at least partially extra-cellularly exposed protein against which Antibodies shall be discovered.

1.35	“Target Nomination Period” shall have the meaning as set forth in Section 3.2.1.

1.36	“Target Option” shall mean an option granted by Numab to Sucampo to select a Target against which Numab shall initiate a Discovery Project.

1.37	“Territory” shall mean worldwide.

1.38	“Third Party Target” shall have the meaning set forth in Section 3.4.5.

2.	Loan Guarantee

2.1	Numab will be responsible for obtaining the Loan and providing a true and correct copy of the Loan Agreement and any amendments thereto to Sucampo and Sucampo shall provide the Loan Guarantee for the Loan. The Loan shall be senior to any other Indebtedness incurred by Numab from the Effective Date through the termination of this Agreement. The Loan Guarantee shall be provided by Sucampo as follows

(a)	in an amount of CHF 2 million as cash collateral to be wire transferred by Sucampo to a respective blocked account with the bank granting the Loan to Numab within ten (10) days following Sucampo’s receipt of copy of the Loan Agreement; and

(b)	thereafter in amounts of CHF 0.5 million up to the maximum aggregate amount of CHF 5 million as cash collateral to be wire transferred by Sucampo to a respective blocked account with the bank granting the Loan to Numab each time within thirty (30) days following receipt of a respective request from Numab to Sucampo.

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2.2	In the event Sucampo is required to pay a Success Fee in connection with Discovery Project No. 1, such Success Fee shall reduce the Loan Guarantee in an amount of up to CHF 3 million pursuant to the terms of the Loan Guarantee and Loan Agreement but in no event shall be the Loan Guarantee be less than CHF 2.2 million. In the event Sucampo is required to pay a Success Fee for Discovery Projects Nos. 2, 3, or 4,, the amount of such Success Fee (irrespective of any credit granted against such Success Fee pursuant to Section 5.1 below) shall reduce the remaining outstanding balance of the Loan Guarantee pursuant to the terms of the Loan Guarantee and Loan Agreement until Sucampo is released from such Loan Guarantee.

2.3	Numab shall comply with all terms of the Loan Agreement. Any default under or material breach of the Loan Agreement which leads to a termination for cause of the Loan Agreement by the lending bank shall be deemed a material breach of this Agreement.

2.4	To secure the Loan Guarantee, Numab shall enter into the Security Agreement attached hereto as Exhibit A pursuant to which Numab shall grant to Sucampo a security interest in certain collateral as set forth in such Security Agreement.

3.	Development

3.1	Joint Scientific Committee Formation and Operative Rules.

Within thirty (30) days following the Effective Date, the Parties shall establish a Joint Scientific Committee (the “JSC”) which shall operate under the rules and have the tasks and responsibilities as follows:

(a)	Composition. The JSC shall be composed of not more than three (3) named representatives of each Party. Each Party may change its representatives to the JSC from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Discovery Project(s). Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend JSC meetings, subject to an outside consultant’s written agreement to comply with confidentiality and non use obligations equivalent to those set forth in Section 7 below. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives. The JSC shall be chaired by a representative of Numab who shall provide Sucampo with an agenda reasonably in advance of all meetings. Sucampo shall have the right to include items on the agenda for JCC meetings. All decisions of the JSC shall be unanimous, with the representatives of each Party attending having collectively one vote irrespective of the number of representatives being present. If the JSC cannot or does not, after good faith efforts and within fifteen (15) days, reach agreement on an issue, such issue shall be referred to the Chief Executive Officers of each of the Parties (or their respective designees) who shall use their good faith efforts to mutually agree upon the proper course of action to resolve the dispute. If the Chief Executive Officers (or their respective designees) cannot or do not, after good faith efforts, reach agreement on an issue, then no resolution shall be deemed to be adopted on the respective item.

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(b)	Responsibilities. The Joint Committee’s responsibilities shall include the following:

(i)	discussion and approval of IND Ready Criteria for each Discovery Project for which Sucampo has exercised its Target Option pursuant to Section 3.5 below;

(ii)	review and approval of the Research Plan(s) pursuant to Section 3.6 below;

(iii)	determination, discussion and approval of Commercialization Criteria following Sucampo's exercise of a Target Option pursuant to Section 3.7.1 below;

(iv)	if applicable, discussion and approval of study designs for animal studies pursuant to Section 3.7.2 below;

(v)	if applicable, determination and approval of additional research activities and/or New IND Ready Criteria pursuant to Section 3.9 below;

(vi)	if applicable, approval of any study designs regarding clinical and/or preclinical activities related to a Compound and approval of the CRO agreements related to such studies pursuant to Section 6.2.4(f) below;

(vii)	generally encouraging and facilitating ongoing cooperation and communication between the Parties with respect to the Discovery Projects; and

(viii)	such other tasks and responsibilities as the Parties may mutually agree from time to time.

(c)	Meetings. The JSC shall meet as deemed necessary by the JSC members, but at least two (2) times per calendar year at a location as is mutually agreed by the Parties. Alternatively, the JSC may meet by means of teleconference, videoconference or other similar communications equipment. Each Party will be responsible for all of its own expenses of participating in JSC meetings. The first JSC meeting shall take place upon establishing the JSC pursuant to this Section 3.1.

(d)	Minutes. The chairman of the JSC shall be responsible for preparing definitive minutes of each JSC meeting and shall circulate a draft of the minutes of each meeting to all members of the JSC for comments as promptly as practicable after such meeting. Final minutes shall be approved as standard agenda item in the next meeting of the JSC

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3.2	Target Options.

3.2.1	Sucampo shall have the right to four (4) Target Options (Target Options 1, 2, 3 and 4, respectively). Each Target Option may be exercised at any time after the Effective Date and until six (6) months after the Loan Guarantee has been fully released (“Target Nomination Period”).

3.2.2	Prior to expiration of the Target Nomination Period, the Parties may negotiate an extension of the Target Nomination Period and payment of an extension fee.

3.2.3	As of the Effective Date, Sucampo hereby exercises Target Option 1 and selects […***…], jointly, as the Sucampo Targets to be the subject of Discovery Project No. 1. For the avoidance of doubt, Discovery Project No. 1 shall only account for one (1) Target Option.

3.3	Exclusivity. Numab hereby grants to Sucampo the Maximally Available Target Exclusivity for each Sucampo Target during the time required to complete the Discovery Project and until the expiration of the Commercialization Option Period.

3.4	Restricted Targets.

3.4.1	Numab shall retain Co-exclusivity with Sucampo related to all rights granted to Sucampo hereunder on […***…].

3.4.2	[…***…] are not available to be named as a Sucampo Target. […***…] is currently under discussion with third parties. In the event that such discussions do not lead to the conclusion of an agreement with third parties and Numab would not elect […***…] as a Restricted Target, […***…] would become available for Sucampo as a Sucampo Target. Upon notification that […***…] is available, Sucampo shall have sixty (60) days to nominate […***…] as a Target within the Target Nomination Period.

3.4.3	Three (3) additional specified Targets will be nominated by Numab within sixty (60) days from the Effective Date to be reserved for collaboration projects with third parties (the “Escrowed Targets”). Unless otherwise agreed upon by Numab, the Escrowed Targets shall not be available to Sucampo under this Agreement. Within sixty (60) days from the Effective Date, Numab shall place the identity of the Escrowed Targets in escrow with an independent party mutually agreed upon by the Parties subject to an escrow agreement mutually agreeable to the Parties. In the event that Sucampo notifies Numab of its interest in a Target and Numab asserts that such Target is an Escrowed Target, the independent third party shall confirm to Sucampo within thirty (30) days following Numab's assertion that the Target nominated by Sucampo is an Escrowed Target.

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3.4.4	All other Targets will be made available to Sucampo to the maximum possible degree of exclusivity available at the time of nomination, which will depend on Numab’s obligations to third parties as set forth in Section 3.4.5 below (“Maximally Available Target Exclusivity”).

3.4.5	Sucampo acknowledges that Numab will be engaged and engaging during the term of this Agreement in projects for third parties that may involve Targets selected by such third parties ("Third Party Targets"). If, prior to its selection by Sucampo, a certain Third Party Target has been licensed exclusively to a third party or is subject to an active collaboration discussion with a third party for an exclusive license (subject to proof by written records, whereas the name of the third party and critical terms discussed will be redacted), Numab will not be obligated to make such Third Party Target available to Sucampo; provided, however, that if such collaboration discussions do not lead to an agreement with such third party, Numab shall inform Sucampo that the respective Third Party Target is a Target and allow Sucampo to nominate such Target within the Target Nomination Period. If, prior to its selection by Sucampo, a certain Third Party Target has been licensed non-exclusively to a third party, or is subject to an active collaboration discussion with a third party for a non-exclusive license (subject to proof by written records, whereas the name of the third party and critical terms discussed will be redacted), it will be made available to Sucampo on a Co-exclusive basis and Sucampo will be granted a Co-exclusive license; provided, however, that if such collaboration discussions do not lead to an agreement between Numab and such third party, Numab shall inform Sucampo that the respective Third Party Target has become a Target and, at Sucampo’s option, Numab shall grant full exclusivity to Sucampo with respect to such Target for which previously Co-exclusivity had been granted to Sucampo. The grant of Co-exclusivity will have the same financial terms (Success Fees, milestone payments and royalties) as agreed herein for full exclusivity.

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3.5	IND Ready Criteria. Upon exercise of a Target Option, the Parties shall through the JSC use good faith efforts to agree upon IND Ready Criteria with respect to the applicable Sucampo Target(s). The IND Ready Criteria will be agreed upon prior to the initiation of the Discovery Project. IND Ready Criteria for each Antibody and Compound shall be in writing and shall be attached hereto as an appendix and shall be deemed a part of this Agreement.

3.6	Research Plans.

3.6.1	For each Target Option exercised by Sucampo, Numab will draft a Research Plan. Numab shall present each Research Plan to the JSC within ninety (90) days after Sucampo’s written notice of its exercise of such Target Option.

3.6.2	The JSC shall have thirty (30) days to review and approve the Research Plan in good faith. If the Research Plan is not approved, Numab shall have thirty (30) days to revise and resubmit the Research Plan to the JSC which shall review and approve within thirty (30) days. If the Research Plan is not approved after such resubmittal, Sucampo may proceed to develop such Sucampo Target with a third party. In such case such Target shall no more be considered a Sucampo Target and the Target Option used by Sucampo when nominating such Target shall be available to Sucampo again for selection of another Target.

3.6.3	Upon approval of the Research Plan by JSC and subject to the agreement on the Commercialization Criteria pursuant to Section 3.7, Numab shall use Reasonable Best Efforts to complete the Discovery Project in accordance with such Research Plan within the time period set forth in the Research Plan.

3.6.4	Each Research Plan approved by the JSC pursuant to Section 3.6.2 shall be attached hereto as an appendix and shall be deemed a part of this Agreement.

3.7	Commercialization Criteria.

3.7.1	Upon exercise of a Target Option, the Parties through the JSC shall use good faith efforts to agree upon Commercialization Criteria with respect to the Compound(s) intended to be developed pursuant to a Discovery Project. The Commercialization Criteria will be agreed upon prior to the initiation of the Discovery Project. Commercialization Criteria for each Compound shall be in writing and shall be attached hereto as an appendix and shall be deemed a part of this Agreement.

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3.7.2	In the event Sucampo desires a specific Discovery Project to have results from animal studies included in the Commercialization Criteria, Sucampo and Numab shall discuss through the JSC the design of the animal studies, and, if there is agreement thereon, Sucampo, at its sole discretion, may ask Numab to manage such animal studies. In the event Sucampo selects Numab and Numab reasonably accepts such selection, the management of the agreed animal studies by Numab shall be conducted at Numab’s FTE Rate plus Numab’s direct costs of external contractors.

3.8	Numab Capacity Limitations. Sucampo acknowledges that […***…]. Sucampo further acknowledges that Numab may have additional discovery obligations to third parties that occurred prior to Sucampo’s exercise of a Target Option. Numab shall have the right to undertake such third party discovery obligations and may delay the commencement of a Discovery Project hereunder; provided that (i) upon Sucampo’s exercise of a Target Option, Numab shall not undertake any further obligations to any third party that would delay the commencement and completion of the Discovery Project with respect to such Target Option; and (ii) Numab shall not delay a Discovery Project in favor of any third party for more than ten (10) months after Sucampo’s exercise of a Target Option.

3.9	Discovery Projects.

3.9.1	Numab shall use Reasonable Best Efforts to execute each Discovery Project pursuant to its respective Research Plan and to meet the applicable IND Ready Criteria.

3.9.2	For each Discovery Project, an Antibody shall be produced in a generic lab-scale process in amounts and quality sufficient to characterize its pharmacodynamic and biophysical properties according to the agreed IND Ready Criteria. In the event that Sucampo needs additional quantity of the Antibody or Compound, Sucampo may either negotiate with Numab or with a third party to produce additional amounts of the Antibody. If necessary, upon Sucampo’s request Numab shall grant such third party the right to manufacture such additional amounts of the Antibody or Compound, provided that such third party is not a direct competitor of Numab and agrees to reasonable confidentiality and non-use obligations of the Intellectual Property Rights to be licensed to such third party for such manufacturing of Compound. The Parties agree that Contract Manufacturing Organizations (CMOs) shall not be considered direct competitors of Numab, provided that such CMO is not otherwise an Affiliate of a non-CMO direct competitor of Numab.

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3.9.3	Upon Numab‘s achievement of the IND Ready Criteria for a Discovery Project, Sucampo shall, within thirty (30) days after Numab provides written notification of the achievement of the IND Ready Criteria, notify Numab in writing whether Sucampo agrees that the IND Ready Criteria have been met for a given Discovery Project. In the event that Sucampo has not replied to such written notification by Numab at the expiration of the thirty (30) day period, the achievement of the IND Ready Criteria shall be deemed accepted by Sucampo.

(a) In the event Sucampo agrees that the IND Ready Criteria have been met, Sucampo shall pay the Success Fee for the achievement of the respective IND Ready Criteria in accordance with Section 5.1 or 5.2, respectively. Upon payment of the applicable Success Fee, Sucampo may at any time until the expiration of the Commercialization Option Period exercise its Commercialization Option with respect to such Discovery Project.

(b) In the event IND Ready Criteria for a Discovery Project are not met, Sucampo may elect, within sixty (60) days after Numab has provided written notice of its failure to meet the IND Ready Criteria, to continue to pursue the Discovery Project. The JSC will, after such election by Sucampo, determine whether additional research is needed to achieve the IND Ready Criteria and/or determine New IND Ready Criteria for such Discovery Project. Each Party shall have the opportunity to approve any additional research and New IND Ready Criteria, such approval shall not be unreasonably withheld or delayed and shall not be conditioned on Numab’s other research obligations.

(c) Notwithstanding the above, if Sucampo does not elect to continue with such Discovery Project or the Parties agree to abandon a Discovery Project with respect to a Sucampo Target because the IND Ready Criteria or the New IND Ready Criteria (as the case may be) were not met (but not for any other reason) and thereafter Numab elects to re-initiate on its own behalf or on behalf of a third party further research on the abandoned Sucampo Target, Numab shall be required to obtain a license from Sucampo to the Intellectual Property Rights (if any) developed for such Sucampo Target prior to the Discovery Project having been abandoned on such commercial terms as the Parties may reasonably agree. In the event that Numab obtains access to substantial new or additional research tools and technology that may increase the chances of success to meet the IND Ready Criteria or the New IND Ready Criteria for an abandoned Discovery Project as agreed to by the JSC, Sucampo shall have the right of first negotiation to initiate a new Discovery Project for the Sucampo Target. In the event that Sucampo elects not to exercise its right of first negotiation, or the Parties cannot agree on the terms discussed under the right of first negotiation within seventy-five (75) days of the election of Sucampo to exercise its right of first negotiations, Sucampo may elect either to retain the Intellectual Property Rights to such Target upon the […***…] of the agreed Success Fee for that Target, or to relinquish any further rights to the such Target and the Intellectual Property Rights related thereto.

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4.	Discovery Project No. 1

4.1	The Discovery Project described in this Section 4 shall be “Discovery Project No. 1”.

4.2	Discovery Project No. 1 shall have two parts: […***…]. Part A of Discovery Project No. 1 shall be the discovery of an […***…]; Part B of Discovery Project No. 1 shall be the discovery of an […***…]; and Part C of Discovery Project No. 1 shall be the […***…].

4.3	IND Ready Criteria for Parts A and C of Discovery Project No. 1 are set forth in Appendix A. The Parties agree that there will not be separate IND Ready Criteria for Part B of Discovery Project No. 1.

4.4	Projected completion of Discovery Project No. 1 in its entirety is […***…].

5.	Fees

5.1	Discovery Project No. 1. Sucampo shall pay to Numab a Success Fee of […***…] after Numab meets the IND Ready Criteria for Part A of Discovery Project No. 1. The Success Fee for Discovery Project No. 1 shall be payable within thirty (30) days of receipt by Sucampo of an invoice from Numab, which invoice will be issued promptly after the achievement of the IND Ready Criteria for Part A of Discovery Project No. 1 has been accepted by Sucampo pursuant to Section 3.9.3. For the performance […***…] FTE Rate. Those activities being reimbursed on an FTE Rate basis shall be outlined in the Research Plan for Discovery Project No. 1. […***…] the remaining outstanding balance of the Loan Guarantee pursuant to Section 2.2. FTE costs shall be invoiced and paid on a quarterly basis.

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5.2	Other Discovery Projects. The Success Fee for each of Discovery Project Nos. 2, 3 and 4 is […***…] and shall be payable within thirty (30) days of receipt by Sucampo of an invoice from Numab (such payment to be used in accordance with Section 2.2), which invoice shall be issued promptly after the achievement of the IND Ready Criteria for the respective Discovery Project has been accepted by Sucampo pursuant to Section 3.9.3 for each of the Discovery Projects Nos. 2 through 4.

5.3	Bispecific Antibodies. If a Discovery Project (other than Discovery Project No. 1) involves the production of a […***…], the provisions related to Discovery Project No. 1 in Section 5.1 above shall apply mutatis mutandis for such Discovery Project and Numab’s additional effort […***…] to be invoiced quarterly by Numab and paid within thirty (30) days of receipt by Sucampo.

5.4	Additional Research; New IND Ready Criteria. […***…] to be invoiced quarterly by Numab and paid within thirty (30) days of receipt of such invoice(s) by Sucampo. Upon meeting the New IND Ready Criteria or meeting the original IND Ready Criteria through such research outside the original Research Plan, […***…] (as the case may be), such payment to be used in accordance with Section 2.2.

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5.5	Late Payments. In the event that amount due for a given Discovery Project is invoiced by Numab and not paid by Sucampo within thirty (30) days of invoice receipt, any such unpaid amount shall automatically accrue interest as from the day immediately following the due date at the rate of 1% per month until paid. Notwithstanding the preceding sentence, any non-payment of a Success Fee or any undisputed FTE amount due shall constitute a material breach of this Agreement; provided that Sucampo shall only dispute FTE amounts due hereunder in good faith.

6.	License and Commercialization

6.1	Commercialization Option. Upon exercise by Sucampo of a Commercialization Option, the Parties shall negotiate in good faith to agree on a development plan and execute a Commercialization Agreement for the applicable Compound. The development plan shall be drafted by Sucampo and be subject to Numab’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Sucampo may elect to extend the Commercialization Option Period for any Discovery Project for up to three (3) one-year periods upon payment of an extension fee of […***…] for each such one (1) year extension.

6.2	Commercialization Agreement. A Commercialization Agreement shall incorporate the following terms:

6.2.1	License Grant. Numab shall grant Sucampo a worldwide exclusive (pursuant to Sections 6.2.4(c) and 6.2.4(d) below) license, with the right to sublicense, under Numab’s Intellectual Property Rights to develop, use, make, have made, export, commercialize, promote, offer for sale, sell and manufacture the Compound in a respective pharmaceutical product subject to the terms of the Commercialization Agreement.

6.2.2	Assignment. Numab shall assign to Sucampo the Intellectual Property Rights as set forth in Section 8.2.

6.2.3	Compound. The Compound shall be the IND Ready Antibody and/or […***…] and discovered during one or more Discovery Project(s).

6.2.4	Other Terms of License.

(a)	Field of License: all uses.

(b)	Territory: worldwide.

*Confidential Treatment Requested

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(c)	Compound-specific Degree of Exclusivity: is composed of the Maximally Available Target Exclusivity and the Degree of Compound Exclusivity.

(d)	Degree of Compound Exclusivity: Full exclusivity on Compound.

(e)	Diligence: Sucampo will apply Reasonable Best Efforts to further develop and commercialize a pharmaceutical product containing the Compound throughout the Territory.

(f)	To ensure Reasonable Best Efforts by Sucampo, Numab shall accept, if Sucampo elects to do so, to perform any preclinical and clinical development activities on Sucampo’s behalf at the FTE Rate and at direct external costs, whereas the clinical and/or preclinical study designs shall be approved by the JSC negotiating a Contract Research Organization agreement mutually agreed upon by the Parties.

(g)	Milestone Payments: […***…].

(h)	Royalties: […***…] on aggregate annual global net sales between […***…], […***…] on aggregate annual global net sales between […***…], […***…] on aggregate annual global net sales above […***…]. Royalties are payable on a country-by-country basis for the longer of (i) expiration of the last to expire patents licensed or assigned hereunder by Numab to Sucampo and covering the Compound, or (ii) fifteen (15) years after the first commercial sale with appropriate reductions in royalties for entry of any generic to the market in the relevant county, provided, however, that if the Compound is part of a pharmaceutical product which incorporates two or several active pharmaceutical ingredients, only the sales for such pharmaceutical product that can be allocated to the Compound applying generally accepted industry standards for such allocation, shall be relevant to calculate the royalties payable.

*Confidential Treatment Requested

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(i)	Other terms that are customary for such an agreement (including confidentiality, development reporting, patent prosecution, sales reporting, audit and inspection rights, termination and effects of termination provisions).

(j)	Applicable law: Swiss law.

7.	Confidentiality

7.1	CDA. The CDA shall be and hereby is terminated as of the Effective Date and its provisions be replaced by the provisions set forth in this Section 7, provided that any and all Confidential Information disclosed by the Disclosing Party to the Recipient during the term of the CDA shall be treated as Confidential Information (as defined in Section 1.9 above) and be subject o the provisions of this Section 7.

7.2	Protection. The Recipient (as defined in Section 1.9 above) will hold the Confidential Information of the Disclosing Party (as defined in Section 1.9 above) in confidence and trust, and will not disclose, or provide access to, any Confidential Information of the Disclosing Party, directly or indirectly, to any person except as expressly permitted by this Section 7 or with the prior written consent of the Disclosing Party. The Recipient shall protect the Confidential Information of the Disclosing Party with the same degree of care it protects similar information of its own, but in no event shall Recipient use less than a reasonable degree of care. The Recipient may make only such copies of the Confidential Information of the Disclosing Party as are necessary for the respective Discovery Project(s) and to perform its obligations hereunder. Any such copies must reproduce proprietary or confidentiality markings included therein

7.3	Permitted Disclosure.

7.3.1	Recipient may disclose the Confidential Information of the Disclosing Party pursuant to statutory or regulatory authority or a court order, provided the Recipient promptly notifies the Disclosing Party of such requirement (where permitted) with reasonably sufficient time to oppose such disclosure, and the scope of such disclosure is limited to the extent possible.

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7.3.2	The Recipient may disclose the Confidential Information of the Disclosing Party within its organization and to its professional advisors, but only to those having a need to know for the purposes of this Agreement, are informed of its confidential nature, and expressly agree to be bound by (or by reason of their employment or service agreement or professional secrecy obligations have a duty to comply with) the terms of this Section 7.

7.4	Use. Subject to the other terms of this Agreement, Recipient shall use the Confidential Information of the Disclosing Party solely for the express purpose of performing its rights and obligations under this Agreement. Furthermore, each Party shall be permitted to use any and all data, material and other information generated in performing the Discovery Projects to support the application of all Intellectual Property Rights owned by such Party pursuant to Section 8.2 below, provided that any such use by either Party shall not jeopardize the filing of any patent owned by the other Party, and provided further, that the foregoing shall not be construed as a license grant to or under any Intellectual Property Rights from either Party to the other Party outside of or in addition to the respective license grants explicitly made elsewhere in this Agreement.

7.5	Publicity. Each of Numab and Sucampo agrees not to disclose at any time to any third party, whether by way of press release, announcement or in any other manner, without the prior written consent of the other Party, the existence, intent or terms of this Agreement. The Parties agree to announce the collaboration pursuant to this Agreement by means of a press release with mutually agreed wording not later than forty-five (45) days after the Effective Date. However, either Party may at any time make any disclosures required by law upon prior written notice to the other Party provided that the disclosing Party first gives the other Party assistance as reasonably requested in obtaining an order protecting the information from disclosure. Notwithstanding the provisions in this Section 7.5, Numab may disclose and make accessible this Agreement and its terms to potential investors and other third parties in the context of a financing round for Numab (including in the context of a due diligence), provided always that any such third parties are informed of the confidential nature hereof, and expressly agree to be bound by (or by reason of their service agreement or professional secrecy obligations have a duty to comply with) confidentiality and non-use obligations at least as stringent as the terms of this Section 7.

7.6	Survival. The provisions of this Section 7 shall survive for a period of five (5) years after the expiration or termination of this Agreement.

7.7	Equitable Relief. Each Party acknowledges that the other would suffer immediate and irreparable harm for which monetary damages would be an inadequate remedy if it were to breach its obligations under this Section 7. Each Party expressly agrees that the other may obtain equitable relief, including injunctive relief, to protect its intellectual property rights and interests under this Agreement, in addition to such other remedies as may be available at law or in equity.

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8.	Intellectual Property

8.1	Inventorship. Inventorship of any patent applications related to any Sucampo Target or Antibody identified pursuant to a Discovery Project shall be determined in accordance with applicable law.

8.2	Ownership.

8.2.1	Sucampo shall be the owner of all Intellectual Property Rights specific to the Sucampo Targets, their mechanism of action and methods of use (the “Sucampo Patents”); provided, however, Sucampo and Numab shall jointly own the patent application specific to the […***…], its mechanism of action and methods of use. Numab hereby agrees to assign and hereby does assign to Sucampo all of its rights, title and interest in and to such Sucampo Patents. To the extent a third party that was requested by Numab to perform any services or create any work and thereby became the owner of any rights specific to Sucampo Targets, Numab shall secure access and use of such rights and then assign them to Sucampo in accordance with this Section 8.2.1.

8.2.2	Numab shall be the owner of all patents and patent applications directed to compositions of matter related to any Compound identified by Numab (the “Compound Patents”) and upon the execution of a Commercialization Agreement, […***…]:

(i) Sucampo shall be the owner of all patents and patent applications directed to compositions of matter related to any […***…] and Numab hereby agrees to assign and hereby does assign all of its rights, title and interest in and to such patent or patent application, and, to the extent a third party that was requested by Numab to perform any services or create any work and thereby became the owner of any rights specific to Sucampo Targets, to secure access and use of such rights and then assign them to Sucampo in accordance with this Section 8.2.2(i); and

*Confidential Treatment Requested

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(ii) any patent or patent application directed solely to any […***…] shall be owned by Numab and Numab shall grant Sucampo a Co-exclusive license to such patent or patent application.

8.2.3	[…***…] under and pursuant to this Section 8.2 shall not affect in any way the commercial terms related to any Discovery Project and/or Compound as set forth in Section 5 or for the Commercialization Agreement set forth in Section 6.2, which commercial terms shall remain in full force and effect as […***…] would have been agreed upon or made.

8.2.4	Numab shall be the owner of all Intellectual Property Rights related to discoveries, inventions or improvements made or reduced to practice during the term or in the context of the performance of this Agreement which are not Sucampo Patents pursuant to Section 8.2.1 or Compound Patents pursuant to Section 8.2.2.

8.3	Filing; Prosecution; Maintenance. Filing, prosecution and maintenance of any patent applications and patents directly related to a Compound or to a Sucampo Target shall be coordinated between and jointly conducted by the Parties regardless of ownership, provided that each Party shall be responsible for all costs and expenses related to the filing, prosecution and maintenance of the patents and patent applications owned by such Party. Upon execution of a Commercialization Agreement, for patents and patent applications exclusively licensed to Sucampo and with respect to patents or patent applications assigned to Sucampo pursuant to Section 8.2.1, Sucampo shall bear any and all direct costs and expenses, incurred after the date of the exercise of the respective Commercialization Option by Sucampo, for the filing, prosecution and maintenance (including patent attorney fees) and may elect to take the lead and responsibility on such filing, prosecution and maintenance. In addition, Sucampo shall reimburse Numab upon execution of a Commercialization Agreement for any and all direct cost and expenses for the filing, prosecution and maintenance (including patent attorney fees) related to any such patents and patent applications exclusively licensed to or assigned to Sucampo, which Numab incurred as from the initiation of the nationalization phase of such patents and patent applications. In case of any patent or patent application Co-exclusively licensed to Sucampo, Numab shall retain the lead on the filing, prosecution and maintenance and any and all direct costs and expenses (including patent attorney fees) shall be shared equally between the Parties.

8.4	No Other Rights Granted. Except for those expressly provided for herein, Sucampo will not acquire any right or license with respect to any Intellectual Property Rights or to any other rights or interests whatsoever, including without limitation in the software, Confidential Information or know-how that Numab develops or has developed at their cost and expense as part of the methodology of or technology for developing the Sucampo Targets).

*Confidential Treatment Requested

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9.	Term; Termination

9.1	Term. This Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with this Section 9, shall expire upon the expiration of the last to expire Commercialization Option Period.

9.2	Termination for Cause. Either Party may terminate this Agreement in the event the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after written notice of such breach has been provided to such breaching Party.

9.3	Survival. Sections 1, 7, 8, 9.3, 9.4, 11 and 12 shall survive termination or expiration of this Agreement.

9.4	Effects on Termination or Expiration of Agreement.

9.4.1	The termination or expiration of this Agreement shall not relieve either Party from its obligations accrued prior to such termination or expiration. In addition, the election by either Party to terminate this Agreement pursuant to Section 9.2 shall not in any way limit or restrict any and all rights or claims such terminating Party may have under any applicable law.

9.4.2	Unless the Parties have entered into a Commercialization Agreement, within thirty (30) days after termination or expiration of this Agreement, each Party shall, upon the other’s request, return the other Party's Confidential Information or provide a written certification to the other Party detailing the destruction of the Confidential Information, provided that each Party may retain one (1) copy of each item of Confidential Information of the other Party in confidential files for the sole purpose of determining its continuing obligations with respect thereto after termination or expiration o this Agreement.

9.4.3	In the event that Numab terminates this Agreement based on Section 9.2 (Termination for Cause), including for non-payment of any amount payable by Sucampo (including a Success Fee or an invoice for FTE costs), (i) any and all rights granted to Sucampo pursuant to the Discovery Project for which the Success Fee or FTE costs were unpaid (including without limitation Commercialization Options, license grants to Intellectual Property Rights and rights to be assigned Compound Patents in such Discovery Project) shall terminate, and (ii) all Target Options not yet exercised by Sucampo shall be suspended until the non-paid amount payable has been paid, and (iii) Numab may suspend any and all activities in Discovery Projects, for which the Success Fee has not been paid yet, until the non-paid amount payable has been paid. For clarity, (i) any Commercialization Option resulting from a Discovery Project for which the respective Success Fee and all other payments have been fully paid by Sucampo shall not be affected by such termination and remain in full force and effect in accordance with the terms of this Agreement, and (ii) any Commercialization Agreement executed by the Parties with respect to any Compound(s) prior to such termination shall be unaffected by such termination of this Agreement, and (iii) the provisions of this paragraph shall not apply to any Intellectual Property Rights related to the Compound(s) for which a Commercialization Agreement has been executed.

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10.	Warranties

10.1	Each Party represents to the other Party that it is duly incorporated and in good standing in its respective state of incorporation, that it has the authority to enter into and perform this Agreement and that the execution and delivery of this Agreement does not violate any agreement or judicial order to which it is a party or by which it is bound.

10.2	Numab represents and warrants that (i) it will perform each Discovery Project with Reasonable Best Efforts and in a reasonably efficient, professional and workman like manner; and (ii) its performance of each Discovery Project does, to the best of Numab's knowledge as of the Effective Date, not infringe or misappropriate the intellectual property rights of any third party.

10.3	The Parties acknowledge and agree that the discovery of Compounds which meet the agreed IND Ready Criteria is a complex task, and, therefore, Numab may not and does not make any representation or give any warranty that any Compound(s) developed hereunder will be commercially successful or fit for any particular purpose, or any other representation or warranty except as explicitly set forth in this Section 10.

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11.	Limitation of Liability; Indemnification

11.1	Limitation of Liability. NOTWITHSTANDING ANY PROVISIONS IN THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER, OR WITH RESPECT TO ANY SUBJECT MATTER OF, THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS EVEN IF INFORMED OF THE POSSIBILITY THEREOF. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE AND APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, AND MISREPRESENTATION EXCEPT GROSS NEGLIGENCE OR WILLFUL INTENT.

11.2	Numab Indemnification. Numab shall indemnify Sucampo, its Affiliates, agents and their respective directors, officers, employees, successors and assigns (“Sucampo Indemnified Parties”) against, and agrees to hold each of them harmless from, any and all claims, demands, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties, court costs, costs and expenses (including the reasonable fees and expenses of external counsel) (the “Damages”) incurred or suffered by any of them arising out of or resulting from: (i) any breach of any representation or warranty made by Numab in this Agreement; (ii) the gross negligence or willful misconduct of Numab, its employees or its agents, while performing under this Agreement; and (iii) the enforcement by Sucampo of this Section 11.2.

11.3	Sucampo Indemnification. Sucampo shall indemnify and hold harmless Numab, its Affiliates, agents and their respective directors, officers, employees, successors and assigns (“Numab Indemnified Parties”) from and against any and all Damages incurred or suffered by any of them arising out of or resulting from: (i) breach of any representation or warranty made by Sucampo in this Agreement; (ii) the gross negligence or willful misconduct of Sucampo, its employees or its agents, while performing under this Agreement; and (iii) the enforcement by Numab of this Section 11.3.

11.4	Indemnification Procedure. A Party seeking indemnification (“Indemnified Party”) shall reasonably notify the Party responsible for indemnification (“Indemnifying Party”) of a claim for indemnification, including the nature of the third party's claim. With respect to a third party’s claims, (a) the Indemnified Party shall reasonably assist the Indemnifying Party and shall have the right to participate in the defense at its own expense; (b) in no event shall the Indemnifying Party settle the claim without the Indemnified Party's prior written consent (not to be unreasonably withheld, conditioned or delayed); and (c) the Indemnified Party shall not enter into any settlement that affects the Indemnifying Party's rights or interest without the Indemnifying Party's prior written approval (not to be unreasonably withheld, conditioned or delayed). In the event the Indemnified Party fails to promptly notify the Indemnifying Party of a claim for indemnification, such failure shall not relieve the Indemnifying Party of its obligations under this Section 11, except to the extent such failure materially prejudices the Indemnifying Party.

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12.	Miscellaneous

12.1	Governing Law. This Agreement shall be governed and construed under the laws of Switzerland without reference to its conflict of laws principles.

12.2	Dispute Resolution. If any dispute, controversy or claim arises out of this Agreement, the Parties agree that they will attempt in good faith to resolve the matter through negotiations within thirty (30) days of the written notice of such dispute, controversy or claim. If negotiations fail to resolve a dispute, controversy or claim, the matter will be submitted to arbitration pursuant to Section 12.3. By agreeing to these dispute resolution terms, the Parties do not intend to deprive any competent court of such court’s jurisdiction to issue an injunction under Section 7 (Confidentiality).

12.3	Jurisdiction. Any dispute, controversy or claim arising out of or related to this Agreement that is not resolved pursuant to Section 12.2 shall be settled by final and binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in effect on the Effective Date. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The place of arbitration shall be Zurich, Switzerland. The arbitration shall be conducted in the English language by three (3) neutral arbitrators. Sucampo shall select one (1) arbitrator and Numab shall select one (1) arbitrator. The third arbitrator shall be selected by mutual agreement of the two (2) arbitrators selected by the Parties; provided, that if the third arbitrator cannot be so selected within thirty (30) days after selection of the two (2) arbitrators selected by the Parties, the third arbitrator shall be selected by the ICC. At least one (1) arbitrator shall have knowledge and experience in the biologics industry and at least one (1) arbitrator shall have experience in Swiss law and technology licensing. By agreeing to the terms of this Section 12.3, the Parties do not intend to deprive any competent court of such court’s jurisdiction to issue an injunction under Section 7 (Confidentiality).

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12.4	Assignment and Subcontracting. Each Party may assign its rights and obligations under this Agreement to a third party only subject to the prior written approval of the other Party (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, that either Party may assign this Agreement to any of its Affiliates upon notice to the other Party and without the other Party’s prior approval. Numab may and will sub-contract certain portions of its obligations to specialized third parties if and to the extent deemed reasonable by Numab.

12.5	Entire Agreement. This Agreement, together with all appendices hereto, represent the entire agreement between the Parties relating to the subject matter hereof and supersede all other prior agreements between the Parties with respect to the subject matter hereto. This Agreement shall be construed according to its fair meaning and not strictly for or against any Party.

12.6	Waiver; Amendment. The failure of any Party to promptly exercise its rights granted herein, or to require strict performance of any obligation of the other Party will not be deemed a waiver of such right or of the right to demand subsequent performance of any and all obligations by any other Party in the future. This Agreement may be amended only in writing signed by authorized officers of each Party.

12.7	Headings. The section and subsection headings used in this Agreement are inserted for convenience of reference only and will not be construed to affect the interpretation or construction of this Agreement.

12.8	Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular will extend to and include the plural, all words in the plural will extend to and include the singular and all words in any gender will extend to and include all genders.

12.9	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

12.10	Notices. Each notice, request, demand or other communication by a Party to the another Party pursuant to this Agreement will be in writing, and (excluding purchase orders, acknowledgments of orders and routine documentation and correspondence) will be personally delivered, sent by recognized overnight commercial delivery services (e.g. Federal Express, UPS) postage prepaid, or sent by facsimile (promptly confirmed by hardcopy delivery pursuant to this Section), addressed to the address of the receiving Party as follows:

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If to Sucampo:
Address:	Graben 5, CH-6300 Zug, Switzerland
Attn:	Andrew Smith
Fax:	+41 44 250 75 26

with a cc by email to: Attention: Sucampo General Counsel, at tknapp@sucampo.com

If to Numab:
Address:	c/o PentaTreuhand GmbH, Glärnischstrasse 13, 8800 Thalwil, Switzerland
Attn:	Chief Business Officer
Fax:	(To be designated after the Effective Date)

with a cc by email to: Ralf Rosenow, Blum&Grob Attorneys at Law Ltd, Zurich Switzerland, at r.rosenow@blumgrob.ch or to such other persons and addresses as will be furnished by like notice by such Party or person. Any notice given in accordance with this provision will be deemed to have been given and effective (i) immediately upon personal delivery; (ii) upon confirmation of transmission if sent by facsimile (promptly confirmed by hardcopy delivery), or (iii) after three (3) business days after such notice is deposited with a recognized overnight commercial delivery service addressed to the receiving Party at its address listed above.

12.11	Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had been replaced by such valid legal and enforceable provision that best reflects the Parties’ common intent when agreeing to the invalid, illegal or unenforceable provision.

12.12	No Relationship between the Parties. Neither Party shall represent itself as the agent or legal representative of the other or as joint venturers for any purpose whatsoever, and neither Party shall have any right to create or assume any obligations of any kind, express or implied, for or on behalf of the other in any way whatsoever.

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12.13	All persons executing this Agreement on behalf of either Party represent and warrant that they have full right and authority to execute this Agreement on such Party's behalf.

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Agreement on September 8, 2011 (“Effective Date”).

Numab AG

/s/ Peter Hirchvogel

Name: Peter Hirschvogel

Title: Director

Sucampo AG

/s/ Ryuji Ueno

Name: Ryuji Ueno

Title: Director

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Appendix A: IND Ready Criteria for Discovery Project 1

IND Ready Criteria for Part A of Discovery Project 1 […***…]

IND Ready Criteria for Part C of Discovery Project 1 […***…]

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[…***…]

*Confidential Treatment Requested

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Exhibit A: Security Agreement

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Exhibit A to the Loan Guarantee and Development Agreement
dated September __, 2011 by and between Numab AG and Sucampo AG

PATENT PLEDGE AGREEMENT

between

David Urech
[…***…]
[…***…]
[…***…]	(the "Applicant")

and

Numab AG	(the "Pledgor")
c/o Penta Treuhand GmbH
Glärnischstrasse 13
8800 Thalwil
Switzerland

and

Sucampo AG	(the "Pledgee")
Graben 5
6300 Zug
Switzerland

WHEREAS:

(1)	The Pledgee and the Pledgor have entered into a loan guarantee and development agreement pursuant to which the Pledgor will develop certain antibodies for commercialization by the Pledgee and the Pledgee agreed to grant a cash collateral to secure the Loan (the “Development Agreement”).

(2)	The Pledgor will enter into a loan agreement with Zurich Cantonal Bank, Zurich, Switzerland (the "Bank") for a loan in the amount of CHF up to 5,000,000 (the “Loan Agreement”).

(3)	To secure any claims of the Bank against the Pledgor under the Loan Agreement the Pledgee will grant a cash collateral in the maximum amount of CHF 5,000,000 to the Bank (the “Loan Guarantee”) according to the loan guarantee agreement between the Pledgee and the Bank (the “Loan Guarantee Agreement”).

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Numab AG and Sucampo AG, also Exhibit A to Loan Agreement

(4)	To secure the Loan Guarantee the Pledgor shall pledge to the Pledgee the Existing Patent as set out in Schedule 1 and all Future Patents (as defined below).

(5)	The Applicant is currently the holder of the Existing Patent, which will be assigned and transferred to the Pledgor in accordance with Section 2. below.

NOW, THEREFORE, IT IS AGREED as follows:

Definitions

"Agreement" means this agreement, together with the schedules hereto, as it may be amended, restated, supplemented or otherwise modified from time to time;

"Enforcement" means the enforcement of the Pledge and realization of the Pledged Patents in accordance with the terms of this Agreement;

"Event of Default" means any event or circumstance under which the Bank enforces the Loan Guarantee;

"Existing Patents" means the Patents set out in Schedule 1 hereto;

"Future Patents" means all future Patents the Pledgor will file during the Term of this Agreement which (i) constitute Sucampo Patents or Compound Patents (as defined in the Development Agreement); or (ii) claim priority (directly or indirectly) to the Existing Patents;

"Patents" means any patent or application for a patent;

"Patent Office" means any governmental, intergovernmental, or governmentally authorized national or supranational body responsible for receiving and examining applications for and issuing, extending or maintaining Patents;

"Pledge" means a pledge pursuant to Art. 899 et seq. of the Swiss Civil Code of the Pledged Patents in accordance with the terms of this Agreement;

"Pledged Patents" means the Existing patent and all Future Patents for which the Pledgor has exercised the option pursuant to Section 3.(b), which are subject to the Pledge hereunder;

“Secured Obligation” means any and all amounts for which the Bank has enforced the Loan Guarantee against the Pledgee under the Loan Guarantee Agreement.

All other capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Development Agreement.

undertaking to assign and transfer the Existing Patent

The Applicant hereby undertakes and agrees to assign and transfer the Existing Patent to the Pledgor by executing and filing with the competent Patent Office all documents required for that purpose within five (5) business days following the mutual execution of this Agreement. Upon recording of such assignment and transfer of the Existing Patent to the Pledgor and prompt notification thereof by the competent Patent Office, Pledgor shall notify the Pledgee accordingly and provide a copy of the notification by the competent Patent Office to the Pledgee (the "Assignment Notice").

Confidential	Patenl Pledge Agreement, 1 109

Numab AG and Sucampo AG, also Exhibit A to Loan Agreement

Pledge

(a)	The Pledgor herewith agrees (i) to pledge to the Pledgee the Existing Patent, together with all rights, claims or benefits pertaining thereto as security for the Secured Obligation until such time as the Loan Guarantee has been released and discharged in full by the Bank, and no further Secured Obligations are capable of arising and, therefore, the Pledgor agrees (ii) to do everything necessary or advisable in the opinion of the Pledgee to effect the Pledge.

(b)	In addition, the Pledgor herewith grants the Pledgee the right and option to include any Future Patents to be pledged by Pledgor to Pledgee under this Agreement, which option may be exercised by written notice from Pledgee to Pledgor upon any Future Patent coming into existence or any time thereafter during the term of this Agreement.

(c)	For the purpose of effecting the Pledge, the Pledgor undertakes to notify all competent Patent Offices by filing the respective Notice to Pledge substantially in the form as set forth in Schedule 3 hereto to the competent patent Offices to register the Pledge in such Patent registers in all those jurisdictions in which such a registration of the Pledge is possible.

Pledgor's Obligations

With effect from the date of this Agreement the Pledgor herewith agrees to

(a)	promptly execute and deliver at Pledgee's expenses all further instruments and documents, and take all further action, that the Pledgee may reasonably request, in order to (i) perfect, protect, maintain, renew and enforce the Pledge under this Agreement, (ii) facilitate the exercise of the Pledgee’s rights and remedies under this Agreement;

(b)	to do all acts which are or will be necessary to maintain and process Pledged Patents, to maintain the registrations relating to the Pledged Patents and the full validity thereof, including payment of any application, registration or renewal fee, respectively, and to maintain the protection of the Pledged Patents, including to take all reasonable action necessary or useful to defend any related challenges and/or to prevent unauthorized use thereof;

(c)	to notify the Pledgee as soon as reasonably possible of any actual, threatened or suspected infringement of the Pledged Patents or of any other event or circumstances which may be expected to have a material adverse effect on (i) the validity or enforceability of the Pledge or (ii) the validity or enforceability of the Pledged Patents;

(d)	to do all commercially reasonable and useful acts which are or will be necessary to defend against the registration of any intellectual property rights by third parties which could endanger the validity or enforceability of the Pledged Patents;

(e)	to inform the Pledgee immediately upon filing of any application for any Future Patent that may come into existence after the date hereof and, following the exercise of the option under Section 3.(b) above, to execute upon request of the Pledgee any declaration or other written instrument and do all other reasonable acts required or useful to secure or perfect the Pledge also in respect of such Future Patents; and

(f)	to deliver to the Pledgee no later than ten (10) business days following the end of each calendar year an update of Schedule 1, containing a list of all Pledged Patents as of 31 December of the preceding calendar year, accompanied by a duly signed notice substantially in the form as set forth in Schedule 2.

Confidential	Patenl Pledge Agreement, 1 109

Numab AG and Sucampo AG, also Exhibit A to Loan Agreement

Delivery of Documents

(a)	Within five (5) business days following receipt of the Assignment Notice, the Pledgor shall deliver to the Pledgee copies of duly signed letters in the form as set forth in Schedule 3.with respect to the Existing Patent filed with the competent Patent Office pursuant to Section 3.(c) above.

(b)	Each time within ten (10) business days following receipt of Pledgee's notice exercising the option under Section 3.(b) above related to any Future Patent, Pledgor shall deliver to Pledgee copies of the duly signed letters in the form substantially as set forth in Schedule 3 with respect to such Future Patent filed with the competent Patent Office(s) pursuant to Section 3.(c).

(c)	After the Pledge has been registered by the competent Patent Office, the Pledgor shall deliver to the Pledgee copies of such entries in the applicable Patent registers.

Representations and Warranties

The Pledgor represents and warrants to the Pledgee as of the date of this Agreement that:

(a)	the Pledgor is duly incorporated and organized and validly existing under the laws of Switzerland and has the full corporate power and authority to own and use its assets and properties and to conduct its business as the same is presently conducted;

(b)	the Applicant is the sole legal and beneficial owner of the Existing Patent and has the legal capacity to assign and transfer the Existing Patent free of any pledge, mortgage, lien or encumbrance or licences in favour of third parties;

(c)	all details regarding the Existing Patent set out in Schedule 1 are correct and complete;

(d)	to the knowledge of the Pledgor, no claims, actions, proceedings, arbitrations or investigations are pending or threatened against or relating to the Existing Patent which could lead to a (total or partial) annulment of any of the Existing Patent;

(e)	this Agreement (i) constitutes legal and valid obligations binding on the Applicant and the Pledgor (to the extent applicable to each of them), and (ii) is enforceable against the Applicant and the Pledgor, respectively, in accordance with its terms.

Enforcement

(a)	On and at any time after the occurrence of an Event of Default, the Pledgee shall be entitled, but not obligated, at its discretion and irrespective of any other security granted to the Pledgee, to enforce the Pledge by official enforcement proceedings pursuant to the Swiss Act on Debt Collection and Bankruptcy.

(b)	Failure by the Pledgee to exercise its enforcement hereunder shall not prejudice any of the rights the Pledgee may have under this Agreement, nor shall such failure constitute a waiver of any obligation of the Pledgor hereunder.

Confidential	Patenl Pledge Agreement, 1 109

Numab AG and Sucampo AG, also Exhibit A to Loan Agreement

Release

(a)	When the Loan Guarantee has been released and discharged in full by the Bank to the Pledgee in accordance with the terms of the Loan Guarantee Agreement, the Pledged Patents or any remainder thereof shall be released from the Pledge and the option of the Pledgee pursuant to Section 3.(b) above shall terminate and cease to exist.

(b)	Within ten (10) business days upon the release of the Pledged Patents pursuant to Section (a) hereinabove, the Pledgee undertakes to file the respective Notice of release substantially in the form as set forth in Schedule 4 hereto to the competent Patent Office(s) to register the release of the Pledge on the Pledged Patents in such Patent registers in all those jurisdictions in which a registration of the Pledge had been recorded. At the same time, Pledgee shall deliver true and complete copies of such Notices to release filed to Pledgor.

use and exploitation of pledged patents

Nothing in this Agreement or the Pledge shall limit, restrict or otherwise hinder, and, subject to the terms of the Development Agreement, Pledgor is fully entitled to, use, exploit, and commercialize the technology or any part covered by any Pledged Patent or to enter into any legal instrument, including license agreements, with third parties aiming at the exploitation of the technology covered by any Pledged Patents.

Assignments and Transfers

(a)	The rights and the obligations of either party under this Agreement may not be assigned or transferred without the prior written consent of the other party.

Cost and Expenses / Indemnity

(a)	Subject to (b) Hereinbelow, all third party fees, cost and expenses related to or charged or incurred in connection with the registration of the Pledge and the release and de-registration of the Pledge, including without limitation filing fees, cost of local agents in the jurisdictions where the Pledge is to be recorded and later de-recorded with Patent Offices, translation cost etc., shall be born solely by Pledgee, and Pledgee shall within ten (10) business days upon first request and presentation of respective invoices and/or receipts for any such fees, cost, expenses incurred or paid by Pledgor, reimburse Pledgor any and all such amounts actually incurred and paid by Pledgor.

(b)	Any and all third party fees and expenses related to the assignment and transfer of the Existing Patent pursuant to Section 2. above shall be borne by the Pledgor.

(c)	All other costs and expenses in relation to this Agreement and the matters contemplated by this Agreement not referred to in (a) and (b) hereinabove, including in particular any costs and expenses in relation to the preparation, negotiation and execution of this Agreement, shall be born by the party as it incurred such cost and expenses.

Waivers and Modifications

(a)	This Agreement and the rights of each party hereunder may be waived, amended or modified only specifically and in writing signed by the parties hereto. Delay in exercising or non-exercising of any such right is not a waiver of that right.

Confidential	Patenl Pledge Agreement, 1 109

Numab AG and Sucampo AG, also Exhibit A to Loan Agreement

(b)	This Agreement and the documents referred to in it contain the whole agreement between the parties relating to the Pledge contemplated by this Agreement and supersede all previous agreements between the parties related to the subject matter hereof.

Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, such illegality, invalidity or unenforceability shall not affect:

(a)	the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the validity or enforceability in any other jurisdiction or any other provision of this Agreement;

and the parties to this Agreement shall negotiate in good faith a provision to replace the relevant provision reflecting as closely as possible the original intention and the purpose of this Agreement.

Law and Jurisdiction

(a)	This Agreement shall be governed by and construed in accordance with the laws of Switzerland.

(b)	Any and all disputes arising out of, or in connection with, this Agreement (including disputes on its proper conclusion, validity and binding effect) shall exclusively be brought before the competent court of Zug.

Confidential	Patenl Pledge Agreement, 1 109

Numab AG and Sucampo AG, also Exhibit A to Loan Agreement

IN WITHNESS WHEREOF, the authorised representatives of the Parties have executed this Agreement on September __, 2011.

The Pledgee:

Sucampo AG

By:	____________________________

Ryuji Ueno

Director

The Applicant:

_____________________________

David Urech

The Pledgor:

Numab AG

By:	____________________________

Peter Hirschvogel

Sole member of the board of directors

Confidential	Patenl Pledge Agreement, 1 109

Numab AG and Sucampo AG, also Exhibit A to Loan Agreement

SCHEDULE 1
Existing Patent

Application Number:	[…***…]
Priority Date:	[…***…]
Applicant:	[…***…]
Title:	[…***…]

*Confidential Treatment Requested

Confidential	Patenl Pledge Agreement, 1 109

Numab AG and Sucampo AG, also Exhibit A to Loan Agreement

SCHEDULE 2
Form of Notice

[Letterhead of Pledgor]

To: [Pledgee]

[Place], [date]

NOTICE REGARDING STATUS OF PLEDGED PATENTS

Dear Sirs,

We refer to the pledge agreement regarding the pledge of patents that we entered into with you on September [7], 2011 (the "Pledge Agreement").

Any capitalised term used in this notice shall have the meaning assigned to such term in the Pledge Agreement.

With reference to Clause 4.(f) of the Pledge Agreement, we are sending you an updated list of all Pledged Patents.

We herewith confirm the Pledge over the Pledged Patents and, if any of the Pledged Patents have not yet been validly pledged to you, we herewith pledge such Pledged Patents to you, including all rights, claims or benefits pertaining thereto, in accordance with the terms and conditions of the Pledge Agreement.

Yours sincerely,

[Pledgor]

___________________

Confidential	Patenl Pledge Agreement, 1 109

Numab AG and Sucampo AG, also Exhibit A to Loan Agreement

SCHEDULE 3
Form of Notification to competent Patent Office

[Letterhead of Pledgor]

To: [competent Patent Office]

[Place], [date]

NOTIFICATION REGARDING THE PLEDGE OF CERTAIN PATENTS

Dear Sirs,

We are the owner of the following patent registered with you under [description of the registration number] (the "Patent"). We herewith notify you that we have pledged the Patent to Sucampo AG, Graben 5, 6300 Zug, Switzerland (the "Pledgee").

We, therefore, kindly ask you to register the pledge of the Patent in favour of the Pledgee and to provide us with an excerpt of the register confirming that the pledge has been registered.

We kindly ask you not to de-register the pledge unless you have received a written instruction from the Pledgee.

Yours sincerely,

[Pledgor]

___________________

Confidential	Patenl Pledge Agreement, 1 109

Numab AG and Sucampo AG, also Exhibit A to Loan Agreement

SCHEDULE 4
Form of Notice to Release to competent Patent Office

[Letterhead of Pledgee]

To: [competent Patent Office]

[Place], [date]

NOTIFICATION REGARDING RELEASE OF THE PLEDGE OF CERTAIN PATENTS

Dear Sirs,

As per notice of Numab AG, [ADDRESS], Switzerland sent to you on [DATE] to notify you of the pledge in our favour of the patent(s) registered with you under [description of the registration number] (the "Patent"), we herewith notify you that the pledge on the Patent has terminated and the patent has been released from such pledge.

We, therefore, kindly ask you to de-register and delete the pledge of the Patent in our favour and to provide us with an excerpt of the register confirming that the pledge has been de-registered and deleted.

Yours sincerely,

[Pledgee]

___________________

Confidential	Patenl Pledge Agreement, 1 109

Numab AG and Sucampo AG, also Exhibit A to Loan Agreement